UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 6, 2016 (August 26, 2016)

CSA HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55550	68-0683334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4704 Harlan Street, Suite 520

Denver, CO  80212

(Address of Principal Executive Offices) (Zip Code)

(720) 536-5824

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

              On,September 28, 2016, CSA, LLC (the company”), a wholly-owned subsidiary of CSA Holdings, Inc. conducted a private offering new shares of common stock in the amount of 12,500,000 shares at a price of .012 for an investment of $150,000 by Emil Assentato plus 2,083,333 shares at a price of .012 for an investment of $25,000 by Silvestro Spilabotte Jr.

              On August 26, 2016, the Board of Directors for CSA, LLC (the company”), a wholly-owned subsidiary of CSA Holdings, Inc. named Tom Siciliano as President of the company. Siciliano’s salary will increase to $200,000 per year plus has been granted 5,000,000 stock options at a price of .06 – 2,000,000 options vested immediately, 1,000,000 vesting each year for the next 3 years on the annual anniversary of the option grant. The Board will develop, with Siciliano, a Bonus program designed to reward the accomplishment of agreed upon goals for the period of 8/26/2016 through the end of March 2017.

 Item 3.02 Unregistered Sales of Equity Securities.

              The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

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SIGNATURES

              In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CSA Holdings Inc.

Date: October 6, 2016	By:	/s/ Thomas Siciliano
Thomas Siciliano
President

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